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                                                             One Jake Brown Road
                                                                   P.O. Box 1000
                                               Old Bridge, New Jersey 08857-1000
                                           Tel: 732-679-4000   Fax: 732-679-4353

   FOR IMMEDIATE RELEASE                   CONTACT:      James A. Luksch
                                                         Chairman and
                                                         Chief Executive Officer
                                                         (732) 679-4000

               BLONDER TONGUE REPORTS 2007 FIRST QUARTER RESULTS

OLD BRIDGE, NEW JERSEY, May 15, 2007 - Blonder Tongue Laboratories,  Inc. (AMEX:
"BDR") today  announced its sales and earnings for the first quarter ended March
31, 2007.

Net  sales  for the  first  quarter  2007  decreased  24.7% to  $7,499,000  from
$9,957,000  for the first  quarter  2006.  The  decrease  in sales is  primarily attributed  to a  decrease  in  the  sales  of  the  Company's  analog  headend, distribution,  and interdiction products.  Headend product sales were $3,887,000 and  $5,050,000,  distribution  product sales were $1,463,000 and $1,963,000 and interdiction  product  sales were $198,000 and $622,000 for the first quarter of
2007 and 2006, respectively.

Loss from continuing  operations  after income taxes was $842,000 or $(0.14) per share for the first three months of 2007 compared to income of $317,000 or $0.04 per share for the comparable period in 2006.

Commenting on the first quarter 2007 results,  James A. Luksch,  Chief Executive
Officer,  said,  "Historically,  our first  quarter is usually  soft,  while our second quarter shows improvement.  In 2006, our first quarter reaped the unusual benefit of the  introduction  of several new product  offerings,  which have now been fully  introduced  into the  marketplace.  We are still on course  with our
China initiative and we expect  noticeable  benefits from reduced costs to begin in the second half of 2007, with further improvements thereafter."

Founded  in  1950,  Blonder  Tongue  Laboratories,   Inc.  has  evolved  from  a
manufacturer  of  electronic  equipment  for the  private  cable  industry  to a principal  provider of integrated  network  solutions and technical  services to
broadband  service  providers  in  the  multiple  dwelling  unit,   lodging  and
hospitality, and institutional cable markets. The Company designs, manufactures, and  supplies a  comprehensive  line of  equipment  to deliver  video  (analog &
digital),  high speed data and voice services over integrated  coaxial and fiber optic broadband networks today and over packet based, Internet protocol networks of the future.  For more information  regarding  Blonder Tongue or its products, please  visit the  Company's  Web site at  www.blondertongue.com  or contact the
Company directly at (732) 679-4000.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995: The information set forth above includes "forward-looking"  statements and accordingly,  the cautionary  statements  contained in Blonder  Tongue's  Annual
Report and Form 10-K for the year ended December 31, 2006 (See Item 1: Business,
Item 1A:  Risk  Factors  and Item 7:  Management's  Discussion  and  Analysis of
Financial  Condition  and Results of  Operations),  and other  filings  with the
Securities and Exchange  Commission are  incorporated  herein by reference.  The words  "believe",  "expect",  "anticipate",  "should",  "project",  and  similar expressions identify  forward-looking  statements.  Readers are cautioned not to
place  undue  reliance  on  these  forward-looking  statements,   which  reflect
management's  analysis only as of the date hereof.  Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or  circumstances  that arise after the date  hereof.  Blonder  Tongue's  actual results may differ from the anticipated results or other expectations  expressed in Blonder Tongue's "forward-looking" statements

                                     -MORE-

                        Blonder Tongue Laboratories, Inc.
                    Consolidated Summary of Operating Results
                      (in thousands, except per-share data)
                                   (unaudited)

                                                   Three months ended
                                                        March 31,
                                               ----------------------------
                                                   2007           2006

Net sales                                           $7,499         $9,957
Gross profit                                         2,495          3,298
Earnings (loss) from operations                       (724)           562
Earnings (loss ) from continuing operations           (842)           317
Loss from discontinued operations                        -           (125)
Net earnings (loss)                                  $(842)          $192
Basic and diluted earnings (loss) per share
from continuing operations                           (0.14)         $0.04
Basic and diluted loss per share from
discontinued operations                                  -          (0.02)
Basic and diluted net income (loss) per
share                                               $(0.14)         $0.02
Basic and diluted weighted average shares
outstanding:                                         6,222          8,015

                       Consolidated Summary Balance Sheets
                                 (in thousands)

                                              March 31,             December 31,
                                                 2007                   2006
                                              (unaudited)

Current assets                                   $14,227             $14,942
Property, plant, and equipment, net                4,451               4,537
Total assets                                      27,063              27,222
Current liabilities                                5,695               5,431
Long-term liabilities                              1,498               1,559
Stockholders' equity                              19,870              20,232

Total liabilities and stockholders' equity       $27,063             $27,222

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